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                                                                   Exhibit 10(L)


                                 AMENDMENT

     THIS AMENDMENT entered into this 11 day of July 1996 by and between CBS INC., a New York corporation having an office at 51 West 52nd Street, New York, New York 10019 ("Landlord") and UNITEL VIDEO, INC., a Delaware corporation having an office at 515 West 57th Street, New York, New York 10019 ("Tenant").

                                 WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain indenture of lease dated as of June 15, 1990 for the premises located at 508-510 West 57th Street, New York, NY (the "Lease");

     WHEREAS, Landlord and Tenant wish to amend the Lease to provide for certain changes to the term thereof, the renewal and termination options contained therein and the performance of certain improvements and renovations by Tenant;

     NOW, THEREFORE, for the exchange of valuable consideration, the receipt and sufficiency of which is hereby acknowledged and both intending to be legally bound, Landlord and Tenant agree to amend the Lease as follows:

     1. The granting clause set forth in the recitals to the Lease is deleted and replaced with the following:


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     "TO HAVE AND TO HOLD the Premises unto Tenant, its successors and assigns, for a term commencing as of June 15, 1990 (the "Term Commencement Date") and expiring on June 30, 2001 unless the Lease shall be sooner terminated as hereinafter provided."

     2. Section 1.01(A)(b) is amended to provide that the end of the period therein described is February 29, 1996 rather than March 31, 1996.

     3. Section 1.01(A)(c) is deleted in its entirety and replaced with the following:

     "1.01(c) for the period commencing March 1, 1996 and ending June 30, 2001, at the rate of $240,000 per annum payable in equal monthly installments of $20,000. To the extent any rent was paid for March 1996 and any month thereafter at the rate of $25,000 per month, a credit of $5,000 for each month for which such higher rent was paid shall be earned by Tenant. All such credits shall be deducted from each of the next subsequent rental payments to be paid hereunder until the total of such credits is used.

     4. Article 17 is deleted in its entirety and replaced with the following:

                                  "ARTICLE 17

                              RENEWAL PRIVILEGES

     Section 17.01. So long as there shall not be an Event of Default and unless this Lease shall have been terminated pursuant to Article 15 or
     ARTICLE 19, Tenant shall have the option to renew the term of this Lease, by giving notice as provided in SECTION 22.01 for a further period of 5 years to commence on July 1, 2001 and to expire on June 30, 2006 upon all of the terms,



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     covenants and conditions set forth in this Lease, except as provided in
     SECTION 17.03. Such renewal term shall be subject to termination by Landlord or Tenant pursuant to SECTION 19.01 and Section 19.02.

     Section 17.02. Tenant shall exercise its right to a renewal term by giving Landlord notice of its election so to do on or before June 30, 2000 and upon the giving of such notice this Lease, subject to the provisions of this Article, shall be deemed to be renewed and the term thereof extended for the renewal period without the execution of any further Lease or instrument.

     Section 17.03. The basic rent for the renewal term shall be $300,000 per annum payable in equal monthly installments of $25,000."

     5. Article 19 is deleted in its entirety and replace with the following:

                                   "ARTICLE 19

                      RIGHTS OF LANDLORD AND TENANTS TO TERMINATE

     Section 19.01. Landlord may terminate this Lease at any time effective on or after June 30, 1998 by giving Tenant notice on or before December 1 of any calendar year of the term hereof as may be extended, which notice shall be effective as of June 30 of the following calendar year.

     Section 19.02. Tenant may terminate this Lease at any time effective on or after June 30, 1998 by giving Landlord notice on or before March 31 of any calendar year of the term hereof as may be extended, which notice shall be effective as of June 30 of that calendar year; provided, however, that Tenant shall not be entitled to exercise such termination right in the event, and during the continuance of an Event of Default.

     Section 19.03. Upon the giving of a termination notice by either Landlord or Tenant (to the extent such termination notice is not invalidated pursuant to Section 19.02), the term of this Lease shall expire on the following June 30, as if such date were the date herein specifically fixed for the expiration of the term of this Lease (the "Termination Date").

     Section 19.04. Any occupancy by Tenant of the Premises after the early termination date as set forth in a termination notice shall be solely as a holdover



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    tenant, and Landlord shall have all rights under law or equity to evict and remove Tenant from the Premises from and after such date; provided, however, that Landlord shall permit Tenant to remain in occupancy as a holdover tenant for a period not to exceed 2 weeks, provided Tenant shall pay basic rent and any additional rent for such 2 week holdover period."

    6. (a) Tenant shall perform all work necessary to bring the Buildings and all other parts of the Premises in compliance with all applicable federal, state or local laws, rules, regulations, ordinances and codes so that a valid certificate of occupancy therefor can be issued (the "Work"). Tenant shall be responsible to perform all the Work on or before December 31, 1996 and to secure and provide Landlord with a copy of such certificate of occupancy as soon as reasonable possible. It is understood that issuance of a final certificate of occupancy is subject to the discretion of the City of New York. Nevertheless, Tenant hereby covenants to diligently pursue the issuance of such certificate and to use its best efforts to have it issued as soon as possible.

        (b) Attached hereto as Exhibit "A" is the scope of the Work to be performed by Tenant pursuant to SECTION 6(a) together with an estimate of the cost therefor. Tenant shall deposit $95,150 (being 50% of the estimated cost of the Work with Landlord on or before the earlier of August 1, 1996 or the commencement of the Work as security for Tenant's faithful and timely performance of the Work. This sum shall be designated as a security deposit and shall remain the sole and separate property of Landlord until actually returned to Tenant. Landlord


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shall disburse such Security Deposit to Tenant incrementally, reimbursing
Tenant for 50% of progress payments made by Tenant for the Work upon presentation by Tenant of proof of payment. At Landlord's request, Tenant shall also present prior to payment by Landlord partial releases of lien for any of the Work for which reimbursement is sought. Notwithstanding anything to the contrary herein, Landlord may retain up to 5% of the security deposit until all the Work is completed, the Certificate of Occupancy is issued and final releases of lien are received from all contractors and materialmen. Landlord shall hold the security deposit in an interest bearing account with interest accruing to the person who receives the funds in the account upon distribution.

        (c) The Work shall be performed by Tenant in accord with all of the provisions and requirements of ARTICLE 7 and Article 10 ("Tenant
Improvements") of the Lease, including but not limited to any consent required from Landlord to the specifications of the Work or the contractors performing it.

     7. Article 22 of the Lease is amended so that any notice to Tenant shall be sent to the attention of the Tenant's President with a copy to Tenant's General Counsel, both at the address otherwise noted in the Lease for Notice to Tenant.

     8. Except as specifically amended herein to the contrary, all of the terms and conditions of the Lease are hereby ratified as set forth therein and shall remain in full force and effect.


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     IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Amendment as of the day and year first above written.

                                       CBS INC.


                                       By:   /s/ Elliot S. Mertz
                                           ------------------------------------

                                       Name:  Elliot S. Mertz
                                             ----------------------------------

                                       Title:   V.P. Real Estate
                                              ---------------------------------


                                       UNITEL VIDEO, INC.

                                       By:  /s/ Barry Knepper
                                           ------------------------------------

                                       Name:  Barry Knepper
                                             ----------------------------------

                                       Title:  CEO
                                              ---------------------------------


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